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Exhibit 99(a)(9)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
(FOR U.S. PERSONS ONLY)

        Guidelines for Determining the Proper Identification Number for the Payee (You) to give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The tables below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account:			Give the SOCIAL SECURITY number of:	For this type of account:		Give the EMPLOYER IDENTIFICATION number of:

1.	An individual's name		The individual	1.	Sole proprietorship	The owner(s)(3)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined the first individual on the account(1)	2.	A valid trust, estate, or pension trust	The legal entity(4)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	3.	Corporate Account	The corporation
4.	a.	Revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	4.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
4.	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	5.	Partnership account held in the name of the business	The partnership
5.	Sole proprietorship		The owner(3)	6.	A broker or registered nominee	The broker or nominee
				7.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
First list the individuals and then circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the person whose number you furnish. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
(PAGE 2)

        Obtaining a Number

        If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

        PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE THE FOLLOWING:

  •
  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any of the foregoing.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A foreign government and any political subdivision, agency or instrumentality thereof.

        PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer of securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A foreign central bank.

        PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

        CERTAIN PAYMENTS, OTHER THAN PAYMENTS OF INTEREST, DIVIDENDS, AND PATRONAGE DIVIDENDS, THAT ARE EXEMPT FROM INFORMATION REPORTING ARE ALSO EXEMPT FROM BACKUP WITHHOLDING. FOR DETAILS, SEE SECTIONS 6041, 6041A, 6042, 6044, 6045, 6049, 6050A AND 6050N AND THE REGULATIONS THEREUNDER.

        EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, COMPLETE PARTS 2, 3, AND 4 OF THE FORM (IF APPLICABLE), SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

        PRIVACY ACT NOTICE.    Section 6019 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

        (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.    If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

        (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.    If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

        (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 (FOR U.S. PERSONS ONLY)